Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT
Bradley S. Powell
Eden Bioscience
425-984-2135
fax: 425-806-7400
investorinfo@edenbio.com

Eden Bioscience Announces Second Quarter 2004 Financial Results

BOTHELL, WA, July 22, 2004 — Eden Bioscience Corporation (NASDAQ: EDEN), which develops, manufactures and markets innovative, natural protein-based products for improving crop production and protecting plants, today announced financial results for its second quarter ended June 30, 2004.

Product sales, net of sales allowances, for the second quarter of 2004 were $290,000, which compares to net product sales of $549,000 in the same period of 2003. Net loss in the second quarter of 2004 was $2.0 million, or $0.08 per weighted average common share, compared to a net loss of $3.3 million, or $0.14 per weighted average common share, in the second quarter of 2003. Per-share loss amounts for the quarters are based on weighted average common shares of 24.4 million in 2004 and 24.3 million in 2003.

The Company estimates that distributors sold approximately 345,000 ounces of Messenger or Messenger STS in the second quarter of 2004, compared with 264,000 ounces in the second quarter of 2003. For the first six months of 2004, the Company estimates that distributors sold approximately 517,000 ounces to growers, compared to approximately 422,000 ounces in the same period in 2003. Based on information received from distributors, the Company estimates that 500,000 ounces remained in distributors’ inventories at June 30, 2004. In addition, the Company has a remaining obligation to provide approximately 112,000 ounces to distributors under the 2003 “buy one, get one free” promotion and price reduction program announced in December 2003.

“Total estimated distributor sales to growers increased 31% in the second quarter of 2004 over the comparable quarter in 2003 and by 57% in the 10-month period since our price reduction programs were implemented in September 2003 over the comparable 10-month period in 2002 and 2003,” said Rhett Atkins, President and CEO. “Our actions have changed our poor rate of growth in grower usage but we still have much to do. We continue to work to increase our growth rate by introducing new products, by entering new markets and geographies, and by continuing to communicate to growers and retailers the plant health, yield and post-harvest benefits of products containing harpin proteins. We are especially pleased with the growth in our Home & Garden market, the results of our Spanish introduction, the positive feedback on our test market of MightyPlant and seed treatment formulations, and the initial results from our next generation of harpin protein, trade named ProAct. We expect growth in usage to continue in the second half of 2004 over the same period in 2003.”

Cash and cash equivalents as of June 30, 2004 totaled $15.7 million, compared with $17.7 million at March 31, 2004.

CONFERENCE CALL

Eden Bioscience will host a live conference call and Web cast to discuss its second quarter 2004 financial results on Thursday, July 22, 2004 at 5 p.m. Eastern Time (2 p.m. Pacific Time), featuring remarks by Rhett Atkins, President and CEO, and Brad Powell, CFO. The live Web cast and replay of the call will be available until July 29, 2004, at www.edenbio.com/in/inmain.html.

ABOUT EDEN BIOSCIENCE

Eden Bioscience is a plant technology company focused on developing, manufacturing and marketing innovative, natural protein-based products for agriculture. We believe that our technology and products provide growers with new tools to improve crop production and plant protection. Our products are based on naturally occurring proteins called “harpins,” which activate a plant’s intrinsic ability to protect itself through growth and stress-defense responses. These responses enhance overall plant health, improve plant vigor and stamina, and result in improved crop quality, yield, and/or shelf life. Our headquarters are at 3830 Monte Villa Parkway, Suite 100, Bothell, WA 98021-7266, 425-806-7300; www.edenbio.com.

(c) 2004 Eden Bioscience Corporation. Always read and follow label instructions before buying or using this product. Messenger® and Eden Bioscience® are registered trademarks of Eden Bioscience Corporation.

CAUTIONARY STATEMENT: Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include statements regarding estimates of distributor sales to growers, estimates of distributors’ inventories of our products, estimates of future growth rates of product usage, factors affecting the growth of product usage, impact of any price changes, estimate of the amount of free products to be given to distributors and impact on sales and growth rates, estimate of our sales in the second half of 2004, estimate of distributor sales of our products in the second half of 2004, ability to increase future sales and benefits of our products to agriculture. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, unsuccessful development and commercialization of our products; inability to develop adequate sales and marketing capabilities; history of losses and expectation that losses will continue; economic conditions in agriculture; and unfavorable weather conditions. More information about these and other factors that potentially could affect the Company’s financial results is included in Eden Bioscience’s most recent annual report on Form 10-K and in its other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Eden Bioscience undertakes no obligation to update any forward-looking statements.

EDEN BIOSCIENCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS

	June 30, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$15,679,306	$19,823,339
Accounts receivable, net of sales allowances	381,364	166,111
Inventory	2,772,985	2,057,818
Prepaid expenses and other current assets	542,145	719,939

Total current assets	19,375,800	22,767,207
Property and equipment, net	15,252,465	16,305,604
Other assets	1,603,760	1,629,769

Total assets	$36,232,025	$40,702,580

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$256,965	$105,076
Accrued liabilities	1,497,289	1,568,952
Current portion of accrued loss on facility subleases	475,240	494,373
Current portion of capital lease obligations	15,503	17,257

Total current liabilities	2,244,997	2,185,658
Accrued loss on facility subleases, net of current portion	2,134,628	2,373,342
Capital lease obligations, net of current portion	4,383	12,333
Other long-term liabilities	736,775	695,996

Total liabilities	5,120,783	5,267,329

Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; no shares
issued and outstanding at June 30, 2004 and December 31, 2003	--	--
Common stock, $.0025 par value, 100,000,000 shares authorized; issued and outstanding shares - 24,372,261 shares at June 30, 2004 and
24,361,990 shares at December 31, 2003	60,931	60,905
Additional paid-in capital	132,532,066	132,523,362
Accumulated other comprehensive loss	(76,140)	(85,381)
Accumulated deficit	(101,405,615)	(97,063,635)

Total shareholders' equity	31,111,242	35,435,251

Total liabilities and shareholders' equity	$36,232,025	$40,702,580

EDEN BIOSCIENCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Product sales, net of sales allowances	$289,937	$548,664	$503,338 (a)	$1,395,524 (a)
Operating expenses:
Cost of goods sold	492,896	627,799	1,150,893	1,205,995
Research and development	720,878	1,513,158	1,397,187	3,030,406
Selling, general and administrative	1,117,869	1,780,301	2,394,567	3,445,703

Total operating expenses	2,331,643	3,921,258	4,942,647	7,682,104

Loss from operations	(2,041,706)	(3,372,594)	(4,439,309)	(6,286,580)

Other income (expense):
Interest income	46,696	77,796	98,619	171,451
Interest expense	(571)	(2,758)	(1,290)	(6,723)

Total other income	46,125	75,038	97,329	164,728

Loss before income taxes and
cumulative effect of adoption of
SFAS No. 143	(1,995,581)	(3,297,556)	(4,341,980)	(6,121,852)
Income taxes	--	--	--	--

Loss before cumulative effect of
adoption of SFAS No. 143	(1,995,581)	(3,297,556)	(4,341,980)	(6,121,852)
Cumulative effect of adoption of SFAS
No. 143	--	--	--	(63,508)

Net Loss	$(1,995,581)	$(3,297,556)	$(4,341,980)	$(6,185,360)

Basic and diluted net loss per share:
Loss before cumulative effect of
adoption of SFAS No. 143	$(0.08)	$(0.14)	$(0.18)	$(0.25)
Cumulative effect of adoption of SFAS
No. 143	--	--	--	--

Net loss	$(0.08)	$(0.14)	$(0.18)	$(0.25)

Weighted average shares outstanding used
to compute net loss per share	24,368,875	24,341,374	24,365,432	24,324,832

(a)	Includes the elimination of $95,237 in 2004 and $126,301 in 2003 of sales allowance liabilities recognized in prior quarters that will not be paid because of changes in distribution programs implemented in 2003 and actual amounts earned by distributors being less than amounts previously estimated. Excluding this reduction in sales allowance liabilities, net product sales totaled $408,101 and $1,269,223 for the six months ended June 30, 2004 and 2003, respectively.

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